Exhibit 5.1

Baker & Hostetler LLP Key Tower 127 Public Square, Suite 2000 Cleveland, OH 44114-1214 T 216.621.0200 F 216.696.0740 www.bakerlaw.com

September 18, 2018

Zekelman Industries, Inc.

227 West Monroe Street, Suite 2600

Chicago, Illinois 60606

Ladies and Gentlemen:

We have acted as counsel for Zekelman Industries, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1, File No. 333-226901 (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offer and sale of up to 48,012,500 shares of the Company’s Class A subordinate voting stock, par value $0.01 per share (the “Class A Stock”), which includes up to 27,750,000 shares of Class A Stock to be issued and sold by the Company (the “Primary Shares”) and up to 20,262,500 shares of Class A Stock to be offered and sold by certain selling stockholders named in the Registration Statement (the “Selling Stockholders”) (including 6,262,500 shares subject to the underwriters’ over-allotment option described in the Registration Statement) (the “Secondary Shares” and together with the Primary Shares, the “Shares”). The terms “Primary Shares” and “Secondary Shares” shall also include any additional shares of Class A Stock registered by the Company pursuant to Rule 462(b) under the Securities Act in connection with the offering contemplated by the Registration Statement. The Shares are proposed to be sold pursuant to an underwriting agreement (the “Underwriting Agreement”) to be entered into among the Company and Goldman Sachs & Co. LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the underwriters named therein.

We have examined such documents and such matters of fact and law as we deem necessary to render the opinions contained herein. In our examination, we have assumed, but have not independently verified, the genuineness of all signatures, the conformity to original documents of all documents submitted to us as certified, facsimile or other copies, and the authenticity of all such documents. As to questions of fact material to this opinion, we have relied on certificates or comparable documents of public officials and of officers and representatives of the Company. We have assumed that the Primary Shares will be sold at a price authorized by the Board of Directors of the Company, or the Pricing Committee thereof, in accordance with Section 153 of the General Corporation Law of the State of Delaware.

Based on the foregoing, we are of the opinion that:

(i) when the Primary Shares have been sold as contemplated in the Registration Statement, and upon payment and delivery in accordance with the Underwriting Agreement, the Primary Shares will be validly issued, fully paid and non-assessable; and

(ii) when, prior to their sale as contemplated in the Registration Statement, the Secondary Shares are issued by the Company upon exchange of exchangeable shares and exercise of outstanding stock options by Selling Stockholders as described in the Registration Statement, the Secondary Shares will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the General Corporation Law of the State of Delaware and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

We hereby consent to the filing of this letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus included therein. We further consent to the incorporation by reference of this letter and consent into any registration statement filed pursuant to Rule 462(b) with respect to the Shares. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Baker & Hostetler LLP